Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan, the CAMP4 Therapeutics Corporation 2024 Employee Stock Purchase Plan and Inducement Option Award Agreements of our report dated March 5, 2026, with respect to the consolidated financial statements of CAMP4 Therapeutics Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 5, 2026